                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2) )
[X] Definitive Proxy Statement
[ ] Definitive Additional Material
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              NORTH COUNTY BANCORP
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               MERRILL CORPORATION
-------------------------------------------------------------------------------
    (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
    ----------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:
    ----------------------------------------------------------------------------

    3) Per unit price or other other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ----------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:
    ----------------------------------------------------------------------------

    5) Total fee paid:
    ----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
    ----------------------------------------------------------------------------

    2)   Form, Schedule or Registration Statement No.:
    ----------------------------------------------------------------------------

    3)   Filing Party:
    ----------------------------------------------------------------------------

    4)   Date Filed:
    ----------------------------------------------------------------------------

                          NOTICE OF 1998 ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT

                              NORTH COUNTY BANCORP
                          444 SOUTH ESCONDIDO BOULEVARD
                           ESCONDIDO, CALIFORNIA 92025

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 1998


TO THE SHAREHOLDERS OF NORTH COUNTY BANCORP:

          NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the 1998 Annual Meeting of Shareholders (the "Meeting") of North County Bancorp (the "Company") will be held at the California Center for the Arts, Escondido, 340 North Escondido Boulevard, Escondido, California 92025 on Wednesday, May 20, 1998 at 5:30 p.m., for the purpose of considering and voting upon the following matters:

          1. ELECTION OF DIRECTORS. Electing the following nine (9) persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified:

            Alan P. Chamberlain          Jack Port
            G. Bruce Dunn                Clarence R. Smith
            Ronald K. Goode              Raymond V. Stone
            James M. Gregg               Burnet F. Wohlford
            Rodney D. Jones

          2. OTHER BUSINESS. Transacting such other business as may properly come before the Meeting and at any and all adjournments thereof.

          The bylaws of the Company provide for the nomination of directors in the following manner:

"Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than ten days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2(d) of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee."

          Only those shareholders of record at the close of business on April 13, 1998 will be entitled to notice of and to vote at the Meeting.

DATED:  April 20, 1998

                                       By Order of the Board of Directors


                                       Burnet F. Wohlford
                                       ASSISTANT SECRETARY

                              NORTH COUNTY BANCORP
                         444 SOUTH ESCONDIDO BOULEVARD
                          ESCONDIDO, CALIFORNIA 92025
                                 (760) 743-2200

                                 --------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 1998

                                 --------------

                                  INTRODUCTION

          This Proxy Statement is furnished in connection with the solicitation of proxies for use at the 1998 Annual Meeting of Shareholders (the "Meeting") of North County Bancorp (the "Company") to be held at the California Center for the Arts, Escondido, 340 North Escondido Boulevard, Escondido, California 92025 on Wednesday, May 20, 1998 at 5:30 p.m., and at any and all adjournments thereof. The solicitation of the Proxy accompanying this Proxy Statement is made by the Board of Directors of the Company, and the costs of such solicitation will be borne by the Company.

          It is expected that this Proxy Statement and accompanying Notice will first be mailed to shareholders on approximately April 20, 1998.

          The matters to be considered and voted upon at the Meeting will be:

          1. ELECTION OF DIRECTORS. To elect nine (9) persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

          2. OTHER BUSINESS. Transacting such other business as may properly come before the Meeting and at any and all adjournments thereof.

          A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary or the Assistant Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted in favor of the election of the nominees for directors set forth herein, and, if any other business is properly presented at the Meeting, in accordance with the recommendations of a majority of the Board of Directors.

          The expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of Proxies will be borne by the Company. It is contemplated that Proxies will be solicited through the mail, but officers, directors and regular employees of the Company, or its subsidiary, North County Bank (the "Bank") , may solicit Proxies personally. In that event, the Company will pay such employees additional remuneration for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable.

                                VOTING SECURITIES

          There were issued and outstanding 4,637,307 shares of the Company's Common Stock on April 13, 1998, which has been set as the Record Date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting.

          Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date for the Meeting on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively if a candidate's or candidates' name(s) have been properly placed in nomination prior to the voting and a shareholder present at the Meeting has given notice of his or her intention to vote his or her shares cumulatively. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she deems appropriate. The nine (9) candidates receiving the highest number of votes will be elected. If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the Proxy Holders, in accordance with the recommendations of the Board of Directors.

                             PRINCIPAL SHAREHOLDERS

          The Board of Directors knows of no person who owns beneficially more than five percent (5%) of the outstanding Common Stock of the Company, except for Ronald K. Goode, James M. Gregg, and Burnet F. Wohlford, each of whom is a nominee for director (see "ELECTION OF DIRECTORS" herein), the North County Bank Employee Stock Ownership Plan ("ESOP"), Financial Institution
Partners, L.P. and Walter D. Buchanan.

          The following table provides certain information, as of April 13, 1998, with respect to the Bank's ESOP, Financial Institution Partners, L.P. and Walter D. Buchanan:


  Title      Name and Address                Amount and Nature of  Percent
of Class     of Beneficial Owner             Beneficial Ownership  of Class
--------    --------------------             --------------------  --------
Common      North County Bank                       254,476(1)       5.5%
Stock       Employee Stock Ownership Plan
            444 South Escondido Boulevard
            Escondido, California

Common      Financial Institution Partners, L.P.    554,131         11.9%
Stock       1110 Lake Cook Road, Suite 165
            Buffalo Grove, Illinois

Common      Walter D. Buchanan                      373,283          8.0%
Stock       4460 Century Dr., South
            Salem, Oregon


(1) Janice Carr, Debra Muyhamin and Lori E. Woolf, each of whom is an employee of the Bank, are co-trustees of the North County Bank Retirement Trust created to implement the North County Bank ESOP. The Bank and each of these individuals may therefore be deemed to have shared voting and investment power with respect to the shares of Common Stock held by the ESOP. Ms. Carr, Ms. Muyhamin and Ms. Woolf disclaim beneficial ownership of these shares.

                              ELECTION OF DIRECTORS

          The Bylaws of the Company provide that the number of directors shall be not fewer than seven (7) nor more than ten (10) until changed by amendment of the Company's Articles of Incorporation or by a bylaw amendment duly adopted by the vote or written consent of the Company's shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof duly adopted by the vote or written consent of the Company's shareholders or by the Company's Board of Directors. The number of directors to be elected at the Meeting has been fixed at nine (9).

          The first nine (9) persons named below, all of whom are present members of the Board of Directors of the Company, will be nominated for election to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes will be cast pursuant to the enclosed Proxy in such a way as to effect the election of said nine (9) nominees, or as many thereof as possible under applicable voting rules. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

          The following table sets forth certain information as of April 13, 1998, with respect to (i) each of the persons to be nominated by the Board of Directors for election as directors, (ii) each of the Company's executive officers, and (iii) the directors and executive officers (1) of the Company as a group:



                                                                              YEAR FIRST    COMMON STOCK
                                                                              ELECTED OR  BENEFICIALLY OWNED     PERCENT
     NAME AND OFFICES                  PRINCIPAL OCCUPATION                   APPOINTED          ON                OF
     HELD WITH COMPANY                 FOR PAST FIVE YEARS           AGE       DIRECTOR   APRIL 13, 1998 (2)    CLASS (3)
     -----------------                 ---------------------         ---      ----------  ------------------    ---------

Alan P. Chamberlain              Real Estate Investor and             68         1981          87,537 (4)         1.8%
Director                         Construction Consultant

G. Bruce Dunn                    President and Owner, Mission Pools   50         1988          85,240 (4)         1.8%
Director                         of Escondido, Inc.

Ronald K. Goode (4)              President and Owner, R&G Toyota      65         1983         294,610 (4)         6.1%
Director                         - Volvo, Inc. (San Rafael)

James M. Gregg (5)               Chairman of the Board and Chief      66         1981         407,065 (2),(6)     8.4%
Chairman of the Board, Chief     Executive Officer, North County
Executive Officer and Director   Bank and North County Bancorp

-------------------------------------
(1) As used throughout this Proxy Statement the term "executive officer" means, the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Vice President and Chief Financial Officer and Executive Vice President and Credit Administrator of the Bank.

(2) Shares "beneficially owned" are determined under SEC Rules, and do not indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the individual in question has sole or shared voting and/or investment power. Except as otherwise noted, may include shares held by such person's spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same home; or shares held in an Individual Retirement Account as to which such person has voting rights and investment power. In the case of directors Gregg, Port, and Smith, includes 341,010, 38,058 and 30,387 shares, respectively, held by a family or retirement trust as to which such director is a trustee and beneficiary and shares voting and investment power with his spouse.

(3) The percentages are based on the total number of shares of the Company's Common Stock outstanding, plus the number of option shares described in the applicable footnote concerning the stock ownership of the relevant individual or group.
-------------------------------------
(Footnotes continue on following page)


                                                                                YEAR FIRST     COMMON STOCK
                                                                                ELECTED OR   BENEFICIALLY OWNED     PERCENT
     NAME AND OFFICES                  PRINCIPAL OCCUPATION                      APPOINTED           ON                OF
     HELD WITH COMPANY                 FOR PAST FIVE YEARS              AGE      DIRECTOR    APRIL 13, 1998 (2)    CLASS (3)
     -----------------                 ---------------------            ---      ----------  ------------------    ---------


Rodney D. Jones                    President and Chief Operating         55        1988        104,026 (6)          2.2%
President, Chief Operating         Officer, North County Bank and
Officer                            North County Bancorp
and Director

Jack Port                          Commercial Property Manager and       76        1981         96,045 (2),(4)      2.0%
Director                           Private Investor

Clarence R. Smith                  Rancher (formerly President and       65        1988         61,818 (2),(4)      1.3%
Director                           Chief Executive Officer, ATI
                                   Industries (aircraft parts
                                   manufacturer) (1970 - 1988)

Raymond V. Stone                   Retired (formerly Civil Engineer      76        1988         32,105 (4)           --(7)
Director                           and Executive Vice President, Neste
                                   Brudin & Stone - Engineers and
                                   Planners)

Burnet F. Wohlford                 Self-employed Investor and            69        1981         84,437 (4)          1.8%
Director and Corporate Secretary   Rancher

Gary T. Clem                       Executive Vice President and Credit   57         n/a         24,924 (6)           --(7)
Executive Vice President           Administrator, North County Bank
and Credit Administrator

Michael J. Gilligan                Executive Vice President and Chief    41         n/a         39,964 (6)           --(7)
Vice President and                 Financial Officer, North County
Chief Financial Officer            Bank; Vice President and Chief
                                   Financial Officer, North County
                                   Bancorp

Directors and Executive Officers                                                             1,317,767 (8)         27.3%
as a Group (11 Persons)

--------------------------------------
(Certain footnotes from previous page)

(4) Includes the following number of shares which this individual has the right to acquire upon the exercise of stock options which are vested or will vest within 60 days of April 13, 1998 pursuant to the Company's 1991 Stock Option Plan (see "Stock Option Plans" herein): Messrs. Chamberlain, Dunn, Smith, Stone and Wohlford: 14,690 shares each; Mr.
         Goode: 11,254 shares; and Mr. Port: 15,122 shares.

(5) Mr. Goode's business address is 445 East Francisco Boulevard, San Rafael, California 94901. Mr. Gregg's business address is 444 South Escondido Boulevard, Escondido, California 92025.

(6) Includes 5,322, 13,255, 43,325, and 15,915 shares allocated to the accounts of Messrs. Clem, Gilligan, Gregg and Jones, respectively, under the Company's ESOP; and 16,489, 16,596, 14,690 and 39,913 shares which the same four individuals, respectively, have the right to acquire within 60 days of April 13, 1998 pursuant to the Company's Stock Option Plans (see "Stock Option Plans" herein).

(7)      Less than 1%.

(8) Does not include 254,476 shares held by Debbie Muyhamin, Janice Carr and Lori E. Woolf as co-trustees of the North County Bank Retirement Trust created to implement the North County Bank ESOP except to the extent that such shares have been allocated to the accounts of Executive Officers. (See "PRINCIPAL SHAREHOLDERS" and footnote 2 to the Summary Compensation Table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to rule 16a-3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, no director, executive officer or beneficial owner of more than ten percent (10%) of the outstanding Common Stock of the Company failed to file any of the reports required by Section 16(a) of the Exchange Act on a timely basis during 1997.

THE BOARD OF DIRECTORS AND COMMITTEES

          The Board of Directors of the Company and the Bank have, among others, a standing Audit Committee consisting of directors Smith (Chairman), Dunn, Goode, Port, and Wohlford. The Audit Committee met three (3) times in 1997. The purpose of the Audit Committee is to meet with the outside auditors in order to fulfill the legal and technical requirements necessary to adequately protect the directors, shareholders, employees and depositors of the Bank and/or the Company. In addition, it is the responsibility of the Audit Committee to recommend to the Board of Directors the selection of independent accountants and to make certain that the independent accountants have the necessary freedom and independence to freely examine all Bank and Company records. The Audit Committee is responsible for reviewing the general scope of audit services and the results of the annual audit. It also approves all non-audit services to be performed by the independent auditors.

          The Company has no standing nominating committee; however, the procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Company's Bylaws and in the Notice of Annual Meeting of Shareholders.

          The Board of Directors of the Bank has a standing Compensation Committee, consisting of directors Goode (Chairman), Chamberlain, Dunn, Gregg, and Smith which met two (2) times in 1997. The primary function of the Compensation Committee is to approve the employment of officers and to recommend the compensation for all officers of the Bank. Additionally, the Compensation Committee recommends salary ranges for graded personnel and approves personnel policies recommended by senior officers of the Bank.

          During the fiscal year ended December 31, 1997, the Board of Directors of the Company held a total of twelve (12) regular meetings and no special meetings. Each of the persons who were directors of the Company during 1997 attended at least 75% of the aggregate of (i) the total number of such meetings and (ii) the total number of meetings held by all committees of the Board on which such directors served during 1997.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

          Executive officers of the Company and the Bank are elected on an annual basis by the respective Boards of Directors and serve at the discretion of such Boards. No executive officer of the Company received cash compensation during the year ended December 31, 1997, except in his capacity as an executive officer of the Bank, and except for director's fees paid by the Bank to members of its Board of Directors.

          The following information is furnished with respect to the i) the Chief Executive Officer of the Company, and ii) the Company's other executive officers whose total annual salary and bonus paid, accrued or distributed exceeded $100,000 for the fiscal year ended December 31, 1997 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term Compensation
                                                                                    ---------------------------
                                                  Annual Compensation                 Awards            Payouts
                                               ---------------------------          ----------          -------
                                                                        Other                                        All
                                                                        Annual      Restricted                      Other
                                                                       Compensa-      Stock    Options/  LTIP      Compensa-
      Name and                                 Salary         Bonus      tion         Award(s)   SARs   Payouts     tion
  Principal Position                Year        ($)            ($)       ($)            ($)      (#)      ($)        ($)
  ------------------                --------------------------------------------------------------------------------------

James M. Gregg                      1997   $222,500(1)   $ 121,048       (6)             --    4,725      --     $78,598 (2)
   Chairman of the Board            1996    200,350(1)     106,600       (6)             --       --      --      77,556 (2)
   Chief Executive Officer and      1995    183,950             --       (6)             --       --      --      78,477 (2)
   Director of the Company
   and the Bank

Rodney D. Jones                     1997    178,210(1)      95,023       (6)             --    4,725      --      48,606 (3)
   President, Chief Operating       1996    160,011(1)      82,300       (6)             --   23,152      --      24,830 (3)
   Officer and Director of the      1995    147,368             --       (6)             --       --      --       3,564 (3)
   Company and the Bank

Gary T. Clem                        1997     99,720         39,888       (6)             --    3,675      --       5,114 (4)
   Executive Vice President         1995     96,816         33,100       (6)             --   13,891      --       4,421 (4)
   and Credit Administrator         1995     90,492             --       (6)             --       --      --       1,200 (4)
   of the Bank

Michael J. Gilligan                 1997     93,636         37,453       (6)             --    3,675      --       4,402 (5)
   Vice President and Chief         1996     90,936         33,400       (6)             --   13,891      --       4,636 (5)
   Financial Officer of  the        1995     83,259             --       (6)             --       --      --       1,566 (5)
   Company and the Bank

(1) Includes director's fees of $16,500 and $6,750 for Mr. Gregg, and $16,500 and $6,750 Mr. Jones, for 1997 and 1996, respectively (see "Director Compensation" herein).

(2) Consists of (i) Company contributions to Mr. Gregg's account pursuant to the Company's 401(k) Plan (the "401(k) Plan") in the amounts of $4,750, $4,620, and $4,620 for the years 1997, 1996 and 1995, respectively; (ii) Company contributions to Mr. Gregg's account pursuant to the Bank's ESOP in the amounts of $5,567, $4,655 and $ -0-for the years 1997, 1996 and 1995, respectively and (iii) accruals and monthly premiums paid by the Bank on behalf of Mr. Gregg in the amounts of $68,281, $68,281 and $73,857 for the years in 1997, 1996 and 1995, respectively, in connection with Mr. Gregg's Deferred Compensation Agreement (See "Salary Continuation Plan and Agreements" herein);. The 401(k) Plan permits all eligible participants, after six months of service and attainment of age 21, to contribute up to 15% of their annual salary on a pre-tax basis (subject to a statutory maximum), which contributions vest immediately when made. Employer contributions are made in varying amounts at the discretion of the Board of Directors, and become vested at the rate of 20% per year beginning after the third year of eligibility. Participants have investment discretion within certain limitations with respect to the contributions in their accounts. The ESOP is designed primarily to invest the Bank's contributions in shares of the Company's Common Stock. Employees become eligible to participate after one (1) year of service and attainment of age 21. Employer contributions are made in varying amounts at the discretion of the Board of Directors (up to a maximum of 15% of total base salaries of eligible participants), are allocated primarily based on employee compensation, and become vested over the same period as the 401(k) Plan contributions. All assets of the ESOP are held in trust for the exclusive benefit of participants and are administered by a committee (consisting of three employees of the Bank) appointed by the directors of the Company.

(3) Consists of (i) Company contributions to Mr. Jones' account pursuant to the Company's 401(k) Plan (the "401(k) Plan") in the amounts of $4,043, $3,820 and $3,564 for the years 1997, 1996 and 1995, respectively; (ii) Company contributions to Mr. Jones' account pursuant to the Bank's ESOP in the amounts of $5,311, $4,655 and $ -0- for the years 1997, 1996 and 1995, respectively, and (iii) accruals and monthly premiums paid by the Bank on behalf of Mr. Jones in the amounts of $39,252 and $16,355 in 1997 and 1996, respectively, in connection with Mr. Jones' Salary Continuation Agreement (See "Salary Continuation Plan and Agreements" herein).

(4) Consists of (i) Company contributions to Mr. Clem's account pursuant to the Company's 401(k) Plan (the "401(k) Plan") in the amounts of $1.647, $1,200 and $1,200 for the years 1997, 1996 and 1995, respectively; and
         (ii) Company contributions to Mr. Clem's account pursuant to the Bank's ESOP in the amounts of $3,467, $3,221 and $ -0- for the years 1997, 1996 and 1995, respectively.

(5) Consists of (i) Company contributions to Mr. Gilligan's account pursuant to the Company's 401(k) Plan (the "401(k) Plan") in the amounts of $1.301, $1,610 and $1,566 for the years 1997, 1996 and 1995, respectively; and (ii) Company contributions to Mr. Gilligan's account pursuant to the Bank's ESOP in the amounts of $3,101, $3,026 and $ -0-for the years 1997, 1996 and 1995, respectively.

(6) Aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus reported in preceding columns.

OPTION GRANTS, EXERCISES AND HOLDINGS

          The following table is furnished with respect to stock options and SARs granted during the last completed fiscal year to the Named Executive Officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                     Number of          Percent of
                    securities        total options/
                    underlying         SARs granted       Exercise or                   Grant date
                   Options/SARs        to employees       base price     Expiration       present
                  granted (1) (2)   in fiscal year (3) ($ per share)(2)     date         value (4)
                  ---------------   ------------------ ----------------     ----         ---------

James M. Gregg        4,725               7.3%              $12.38        12/17/2007       $5.34
Rodney D. Jones       4,725               7.3%               12.38        12/17/2007        5.34
Gary T. Clem          3,675               5.6%               12.38        12/17/2007        5.34
Michael J. Gilligan   3,675               5.6%               12.38        12/17/2007        5.34

              The following table is furnished with respect to stock options held by the Named Executive Officers at December 31, 1997 and exercised stock options for the fiscal year then ended. The Company has no plans pursuant to which stock appreciation rights may be granted.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                   Number of Securities
                         Shares                   Underlying Unexercised         Value of Unexercised
                        Acquired                       Options at                In-the-Money Options
                           on          Value          1997 Year-End                at 1997 Year-End
                        Exercise     Realized  Exercisable/Unexercisable (2)  Exercisable/Unexercisable (5)
                        --------     --------  -----------------------------  -----------------------------
James M. Gregg             --           --             14,690 / 14,521            $166,732 / 121,296
Rodney D. Jones            --           --             37,264 / 43,900             426,124 / 443,967
Gary T. Clem               --           --             14,444 / 23,573             167,764 / 229,323
Michael J. Gilligan        --           --             14,533 / 23,662             168,834 / 230,392

(1) Options vest 20% after three years from date of grant and 20% per year thereafter until fully vested after seven years. Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy tax withholding requirements.

(2)      Retroactively adjusted for a stock dividend paid on January 30, 1998.

(3) In 1997, options for 48,297 shares were granted to all employees, other than executive officers.

(4) The fair value of each option grant has been estimated on the date of grant using the following assumptions: a dividend yield of 0.00%,; expected option life of seven years; a risk free rate of return of 5.83%; and, a volatility factor of 27%.

(5) Market value of underlying securities at year-end minus the exercise price.

STOCK OPTION PLANS

          The Company has adopted three stock option plans which were approved by the Company's shareholders in 1983, 1991 and 1997 (collectively, the "Plans"). The Plans are intended to advance the interests of the Company and its subsidiaries by encouraging stock ownership on the part of participating employees and directors (employees only in the case of the 1983 Plan), by promoting their interest in the success of the Company and by encouraging them to remain with the Company and/or its subsidiaries. The Plans provide for the issuance of both "incentive" and "non-qualified" stock options to full-time salaried officers and employees of the Bank and of "non-qualified" stock options to non-employee directors of the Bank (incentive options and officers and employees only in the case of the 1983 Plan). All options are granted at an exercise price of not less than one hundred percent (100%) of the fair market value of the stock on the date of grant (1). The purchase price of any shares exercised under the Plans shall be paid in full in cash, cash equivalents or outstanding Common Stock of the Company. Each option expires not later than ten
(10) years from the date the option was granted. Options are exercisable in installments as provided in individual stock option agreements; provided, however, that if an optionee fails to exercise his or her rights under the options within the year such rights arise, the optionee may accumulate them and exercise the same at any time thereafter during the term of the option. In addition, in the event of a "Terminating Event," i.e., a merger or consolidation of the Company as a result of which the Company will not be the surviving corporation, a sale of substantially all of the Company's assets, or a change in ownership of at least 25% of the Company's stock, all outstanding options under the Plans shall become exercisable in full (subject to certain notification requirements), and shall terminate if not exercised within a specified period of time, unless provision is made in connection with the Terminating Event for assumption of such options, or substitution of new options covering stock of a successor corporation. Although the 1983 Plan has expired certain options granted thereunder are still outstanding. As of December 31, 1997, the Company had options outstanding to purchase a total of 92,451, 342,610, and 65,097 shares of its Common Stock under the 1983, 1991 and 1997 Plans, respectively, with average exercise prices of $2.50, $3.25 and $12.38 per share, respectively (retroactively adjusted for a stock dividend paid on January 30, 1998) with respect to all such options.

SALARY CONTINUATION PLAN AND AGREEMENT

          The Bank entered into a Salary Continuation Agreement (the "Continuation Agreement") with Rodney D. Jones effective December 31, 1996, pursuant to which Mr. Jones will receive benefits in the amount of $70,000 per year for fifteen (15) years upon retirement at age 65, provided that he remains continuously employed by the Bank from the effective date of the Continuation Agreement until age 65. In the event of death prior to retirement, the same benefits will be paid to Mr. Jones' beneficiary for fifteen years following such death. In the event of disability prior to retirement or in the event of termination as a result of a merger or similar transaction, Mr. Jones will receive the same benefits upon reaching age 65 as if he had remained employed by the Bank. In the event of termination by the Bank without cause, Mr. Jones will receive that portion of his benefits upon retirement as were vested at the time of termination (20% per year of service). All benefits cease in the event of termination for "cause" or in the event of his voluntary termination of employment. The cost of making payments under the Continuation Agreement is accrued for annually by the Bank in amounts determined by the utilization of the interest method. The Bank will eventually be reimbursed, however, for payments made under the Continuation Agreement through the proceeds of a life insurance policy that names the Bank as beneficiary, and for which the Bank pays monthly premiums. The amounts accrued by the Bank for Mr. Jones, as well as the amounts paid in premiums for the life insurance policy for 1997 and 1996 are set forth in the Summary Compensation Table above (see "Executive Compensation" herein).

          The Bank and the Company entered into a Deferred Compensation and Stock Purchase Agreement (the "Agreement:) with Mr. Gregg in 1986, which is substantially similar to Mr. Jones' Continuation Agreement except as described herein. The annual retirement benefits for Mr. Gregg are $70,000 per year but for only thirteen (13) years following retirement. Mr. Gregg is fully vested in his benefits and has already passed the retirement age specified in the Agreement, so he will receive his full benefits regardless of the circumstances under which he may leave the employ of the Company. The cost of making payments under the Agreement is still being accrued for, and the premiums on the life insurance policy still being paid by the Bank. Upon death, the proceeds from the insurance policy will be used by the Company to purchase shares of the Company's stock owned by Mr. Gregg's family trust, at a purchase price equal to the market value of such shares at the time of death. The amounts accrued by the Bank for Mr. Gregg, as well as the amounts paid in premiums for the life insurance policy for 1997, 1996 and 1995 are set forth in the Summary Compensation Table above (see "Executive Compensation" herein).

                        REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION PHILOSOPHY

          Compensation for the Company's and the Bank's executive officers, as well as other middle management officers and business development officers is comprised of a competitive base salary and offers incentive compensation if established performance measures are achieved. Incentive compensation may consist of direct bonus payments to individuals, Company-wide profit sharing through the ESOP and long-term compensation in the form of stock options. The Company's philosophy is that incentive compensation based upon individual and/or group performance will encourage high performance, enhancing the profitability of the Company, and thus shareholder value, by aligning the financial interests of the Company's management with those of its shareholders.

          The Compensation Committee (the "Committee") has developed compensation programs which integrate the compensation of the executive officers with the Company's annual and long-term performance goals. These programs are designed to recognize achievement and to assist the Company in attracting and retaining qualified executives. Annual base salaries are generally set at competitive levels based upon a review of the executive compensation at similar sized financial institutions (based upon the review of several published executive salary survey's available) with executive incentive pay based upon the achievement of annual goals in the areas of profitability, cost control and productivity, loan volume and growth, credit quality and other relevant performance criteria. Goals in these areas, tailored to individual executives or business units, are established at the beginning of each fiscal year. For the longer term, incentive stock options may be awarded by the Company. As a result of the emphasis the Company places on tying the executive officers incentive compensation to the Company's performance, in any particular year the total compensation of the Company's executives may be more or less than that of the Company's competitors, depending on the performance of the Company or its individual business units.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

          In determining the Chief Executive Officer's compensation for 1997, the Compensation Committee considered all of the factors discussed above. The Chief Executive Officer's maximum bonus is determined by a sliding scale formula which awards a maximum bonus of 100% of base salary at a return on equity of 20.0% or greater and no bonus at a return on equity of 10.0% or less. Additionally, the Committee considered various subjective performance criteria, such as, the overall performance of the Company compared to plan, the performance of the Chief Executive Officer in comparison to specific management objectives and the Company's performance as compared to its peers in Southern California.

          The Committee considered the factors stated above in arriving at the award of 1997 bonus compensation for the Chief Executive Officer as shown in the Summary Compensation Table. The bonus compensation for 1997 and 1996 reflects the improved profitability of the Company, improved asset quality and improved regulatory evaluations of the Bank.

                                               COMPENSATION COMMITTEE

                                               Ronald K. Goode, Chairman
                                               Alan P. Chamberlain
                                               G. Bruce Dunn
                                               James M. Gregg
                                               Clarence R. Smith


(1) Exercise price per share is equivalent to the market price per share on the date of grant, as determined by the Board of Directors of the Company, based upon trades in the Common Stock known to the Company, and opening and closing prices quoted on the Nasdaq Stock Market concerning the Company's Common Stock.

                            STOCK PRICE PERFORMANCE GRAPH

          Set forth below is a line graph depicting the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index and a compiled peer group (1) for the period of five fiscal years commencing December 31, 1992 and ended December 31, 1997 (2).

          This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


               CUMULATIVE TOTAL SHAREHOLDER RETURN OF THE COMPANY
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES


                                    [GRAPH]

              12/31/92     12/31/93    12/31/94    12/31/95    12/31/96    12/31/97
The Company   100.00        76.92      107.69      130.73      274.57      569.80
Nasdaq        100.00       114.80      112.21      158.70      195.19      239.53
Peer Group    100.00       131.14      141.49      190.95      247.94      428.83

-----------------

(1)      Source: SNL Securities, L.P. $250-$500 Million Bank Asset-Size Index.

(2) Assumes $100 invested on December 31, 1991 in the Company's Common Stock assuming the reinvestment of dividends.

DIRECTOR COMPENSATION

          Directors of the Company were not paid any fees or other remuneration during 1997. However, all directors of the Company are also directors of the Bank. From January 1997 through March 1997, directors of the Bank were paid fees of $750 per meeting for attendance at monthly and special Bank Board meetings. From April 1997 through December 1997, directors of the Bank were paid fees of $1,250 per meeting for attendance at monthly and special Bank Board meetings. In addition, non-salaried directors receive $100 for attendance at each meeting of a Board committee of which they are a member except for members of the loan committee who receive $200 for attendance at each committee meeting. Directors also receive an annual retainer of $3,000 provided they have attended a minimum of 10 out of 12
regularly scheduled board meetings.   None of the non-employee directors was
granted or exercised any stock options during 1997. As of December 31, 1997, the non-employee directors held total outstanding stock options covering the following number of shares, all at an exercise price of $3.17 per share:
Messrs. Chamberlain, Dunn, Smith and Stone: 24,486 shares each; Mr. Goode:
18,761 shares; Mr. Port: 25,208 shares and Mr. Wohlford: 24,488 shares. All of such options were 60% vested as of December 31, 1997, and will continue to become cumulatively exercisable at a rate of 20% per year until fully vested. Information concerning stock options granted to and held by Messrs. Gregg and Jones, who are also Named Executive Officers, are set forth in the tables on pages 6 and 7 herein.

CERTAIN TRANSACTIONS

          Some of the directors, officers and principal stockholders of the Company and the Bank and the companies with which they are associated have financial dealings with, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank's business during 1997, and the Bank expects to have such transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of Management of the Bank, did not involve more than a normal risk of collectibility or present other unfavorable features.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

          The Board of Directors has not yet solicited proposals for an independent accountant for the current fiscal year and consequently, none has yet been selected. The Company's financial statements for the fiscal year ended December 31, 1997 were audited by Price Waterhouse, LLP. It is anticipated that a representative or representatives of Price Waterhouse, LLP will be present at the meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders. All professional services rendered by Price Waterhouse, LLP during 1997 were furnished at customary rates and terms.

                            PROPOSALS OF SHAREHOLDERS

          Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposals to be included in the Proxy Statement for the Company's 1999 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 18, 1998 in a form that complies with applicable regulations.

                          ANNUAL REPORT TO SHAREHOLDERS

          Together with this Proxy Statement, the Company has distributed to each of its shareholders the Annual Report to Shareholders for the year ended December 31, 1997, including audited consolidated financial statements, but such report is not incorporated in this proxy and is not deemed to be a part of the proxy solicitation material.

                                  OTHER MATTERS

          Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the Proxy.

                           ANNUAL REPORT ON FORM 10-K

          The Company will provide free of charge to any shareholder hereby solicited, upon written request to Burnet F. Wohlford, Secretary of the Company, at 444 South Escondido Boulevard, Escondido, California 92025, a copy of the Company's 1997 Annual Report on Form 10-K including financial statements (but without exhibits) filed with the Securities and Exchange Commission. If a shareholder desires copies of the exhibits to the report, they will be provided upon payment by the shareholder of the cost of furnishing the exhibits.


          DATED: April 20, 1998

                                               NORTH COUNTY BANCORP


                                               James M. Gregg
                                               CHAIRMAN OF THE BOARD AND
                                               CHIEF EXECUTIVE OFFICER




IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.




                              NORTH COUNTY BANCORP
                          444 SOUTH ESCONDIDO BOULEVARD
                           ESCONDIDO, CALIFORNIA 92025

                                   APPENDIX A

                              NORTH COUNTY BANCORP


         The undersigned shareholder(s) of North County Bancorp (the "Company) hereby nominates, constitutes and appoints Clarence R. Smith, James M. Gregg and Burnet F. Wohlford , and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the California Center for the Arts, Escondido, 340 North Escondido Boulevard, Escondido, California 92025 on Wednesday, May 20, 1998 at 5:30 p.m. local time, and any and all adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat as directed on the reverse side. The proposals herein have been proposed by the Company

         The Board of Directors recommends a vote of "Authority Given" for Proposal 1. The proxy confers authority to and shall be voted "Authority Given" for Proposal 1 unless "Withhold Authority" or other instructions are indicated, in which case the Proxy shall be voted in accordance with such instructions. IF MATTERS TO WHICH THE PERSONS MAKING THIS SOLICITATION DO NOT KNOW, A REASONABLE TIME BEFORE THE SOLICITATION, ARE PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                    OF DIRECTORS AND MAY BE REVOKED PRIOR TO
                                  ITS EXERCISE.
                         (To be signed on reverse side.)

/ /   Please mark your votes as in this example

                       Authority      Withhold    Nominees: Alan P. Chamberlain
1.    ELECTION          Given        Authority              G. Bruce Dunn
      OF DIRECTORS       / /           / /                  Ronald K. Goode
                                                            James M. Gregg
Authority given, except vote withheld                       Rodney D. Jones
from the following nominee(s):                              Jack Port
_____________________________________________________       Clarence R. Smith
_____________________________________________________       Raymond V. Stone
_____________________________________________________       Burnet F. Wohlford
_____________________________________________________

2. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.




--------------------------   -------------------------------   -------------
(Please Print Name)          (Signature of Shareholder)        (Date)


--------------------------   -------------------------------   -------------
(Please Print Name)          (Signature of Shareholder)        (Date)

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                A - 2